Exhibit 5.1

March 17, 2017

CubeSmart

CubeSmart, L.P.

5 Old Lancaster Road,

Malvern, Pennsylvania 19355

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Partnership” and together with the Company, the “Registrants”), in connection with the filing by the Registrants of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on March 17, 2017, relating to the registration of: (a) common shares of beneficial interest, $.01 par value per share, of the Company (“Common Shares”), (b) one or more series of preferred shares of beneficial interest, $.01 par value per share, of the Company (“Preferred Shares”), (c) one or more series of Preferred Shares represented by depositary shares (“Depositary Shares”), (d) subscription rights to purchase Common Shares, Preferred Shares or Depositary Shares (“Subscription Rights”), and (e) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”) and (2) debt securities of the Partnership (“Debt Securities”), which will be fully and unconditionally guaranteed by the Company (“Guarantees,” and together with the Common Shares, the Preferred Shares, the Depositary Shares, the Subscription Rights, the Warrants, and the Debt Securities, collectively, the “Securities”). The Securities may be offered and sold, from time to time, as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.

In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related base prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;

2. The Indenture dated as of September 16, 2011, by and among the Registrants and U.S. Bank National Association as Trustee (as supplemented and/or amended, including by the First Supplemental Indenture dated as of June 26, 2012, by the Second Supplemental Indenture dated as of December 17, 2013, by the Third Supplemental Indenture dated as of October 26, 2015 and by the Fourth Supplemental Indenture dated as of August 15, 2016, the “Indenture”);

3. The Articles of Restatement of the Declaration of Trust of the Company, as amended or supplemented through the date hereof (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

4. The Third Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”);

5. The Certificate of Limited Partnership of the Partnership (the “Certificate”), as amended through the date hereof and as certified as of a recent date by the Secretary of State of the State of Delaware;

6. The Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended through the date hereof (the “Partnership Agreement”);

7. Resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”) (acting on behalf of the Company in its own capacity and its capacity as general partner of the Partnership) relating to the registration of the Securities, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1. Each individual executing or delivering any of the Documents is legally competent to do so;

2. Each individual executing or delivering any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so;

3. Each of the parties (other than the Company or the Partnership) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding;

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise;

5. The Securities will be issued against payment of valid consideration under applicable law; and

6. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration. The Securities will not be transferred in violation of any restriction or limitation contained in the Declaration.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Partnership or the Company, as applicable, consistent with the procedures and terms described in the Registration Statement and in accordance with (a) the Certificate, the Partnership Agreement and applicable Delaware law, with respect to the Partnership and (b) the Declaration and Bylaws and applicable Maryland law, with respect to the Company, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Partnership or the Company, respectively, as applicable (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that (i) prior to any issuance of Preferred Shares or Depositary Shares, such Preferred Shares shall be classified in accordance with the Declaration and applicable Maryland law, and appropriate Articles Supplementary to the Declaration shall be duly filed for recordation with the Maryland State Department of Assessments and Taxation; (ii) any Depositary Shares will be issued by a Depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as depositary (each, a “Depositary”); (iii) the Subscription Rights will be issued under one or more subscription agreements, (iv) the Warrants will be issued under one or more warrant agreements (each a “Warrant Agreement”); (v) the Debt Securities will be issued pursuant to and governed by the Indenture; and (vi) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally, and with respect to acting as a Trustee, under the Indenture and all applicable laws and regulations.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares and the due execution, countersignature and delivery of certificates evidencing such Common Shares, and assuming that at the time of any offering or sale of such Common Shares, the Company shall have such number of Common Shares as are included in such offering or sale, authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of certificates evidencing such Preferred Shares, and assuming that at the time of any offering or sale of such Preferred Shares, the Company shall have such number of Preferred Shares as are included in such offering or sale, authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Shares underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above), and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of the Deposit Agreement and certificates evidencing the Preferred Shares and depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) in the form provided by a Deposit Agreement, and when delivered against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement for such Depositary Shares except as such rights may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. Upon completion of all Authorizing Proceedings relating to Securities that are Subscription Rights and the due execution, authentication and delivery of certificates representing such Subscription Rights, and assuming that at the time of any offering or sale of such Subscription Rights, the Company shall have such number of Common Shares, Preferred Shares and/or Depositary Shares as are issuable upon exercise of such Subscription Rights, authorized and available for issuance (subject to the assumptions expressed in opinion paragraphs 1, 2 and 3 above), and when delivered against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, the Subscription Rights will be duly authorized and will be binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. Upon completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution, authentication and delivery of the Warrant Agreement and certificates representing such Warrants, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of Common Shares, Preferred Shares and/or Depositary Shares as are issuable upon exercise of such Warrants, authorized and available for issuance (subject to the assumptions expressed in opinion paragraphs 1, 2 and 3 above), and when delivered against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, the Warrants will be duly authorized and will be binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution, authentication and delivery of the Debt Securities pursuant to the Indenture against payment therefor in accordance with the resolutions of the Board of Trustees authorizing their issuance, the Debt Securities will be duly authorized by all necessary partnership action of the Partnership, and such Debt Securities will be legally issued and will be binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7. Upon completion of all Authorizing Proceedings relating to Securities that are Guarantees, and upon the due execution and delivery of the Guarantees pursuant to the Indenture, the Guarantees will be duly authorized by all necessary action of the Company, and such Guarantees will be legally issued and will be binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Delaware and the State of Maryland and the federal laws of the United States of America.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the reference to our firm under the Section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the 1933 Act.

Very truly yours,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP